LOCK-UP AGREEMENT

[DATE]

GC China Turbine Corp.
No.86, Nanhu Avenue
East Lake Development Zone
Wuhan, Hubei Province, China

Ladies and Gentlemen:

Pursuant to a Call Option Agreement (the “Agreement”) dated as of September __, 2009 (the “Agreement Date”), the undersigned expects to receive from Xu Hong Bing and/or Golden Wind Holdings Limited (together, the “Seller”) shares of common stock (the “Common Stock”) of Nordic Turbines, Inc., a Nevada corporation (the “Company”).

In connection with that certain Share Exchange Agreement between the Company, the Seller, Luckcharm Holdings Limited and Wuhan Guoce Nordic New Energy Co. dated as of September __, 2009, and to induce the Company to issue up to [_____________] shares of Common Stock to the undersigned pursuant to the Agreement, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) for a period of two (2) years.  The two (2) year period will commence on the Agreement Date.  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the two (2) year period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.  The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said two (2) year period.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the Agreement Date, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, will or intestacy, (ii) to any custodian or trustee for the account of the undersigned or the undersigned’s immediate family, or (iii) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.  “Immediate family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Name]

Acknowledged and Agreed Upon By:

GC China Turbine Corp.,

Tie Xin Hou, CEO